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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos.333-30122 and 333-43958) and on Form S-3 (File No. 333-58726) of WebMethods, Inc. of our report dated April 25, 2001, except for Notes 8 and 10, as to which the date is June 22, 2001 relating to the Financial Statements, and our report dated April 25, 2001 relating to the Financial Statement Schedules which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" which appears in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP


McLean, Virginia
June 28, 2001